Bylaws
                                       of
                                  Stelax. Inc.

                              (A Texas Corporation)

                                    Article 1

                                     Offices

1.1 Registered Office. The registered office and registered agent of Stelax, Inc. (the "Corporation") will be as set forth in the Corporation's certificate of formation. The Corporation may change its registered office, registered agent, or both by filing a statement of change with the secretary of state of the state of Texas.

1.2 Other Offices. The Corporation may also have offices at other places, both within and outside the state of Texas, as the board of directors determines or as the business of the Corporation requires.

                                    Article 2

                                  Shareholders

2.1 Place of Meetings. All meetings of the shareholders for the election of directors will be held at a place, within or outside the state of Texas, fixed by the board of directors. Meetings of shareholders for any other purpose will be held at a time and place, within or outside the state of Texas, stated in the notice of the meeting or in a duly executed waiver of notice. The board of directors may determine that any meeting may be held solely by remote communication in accordance with Texas law.

2.2 Annual Meeting. An annual meeting of the shareholders will be held at a time determined by the board of directors. At that meeting, the shareholders will elect a board of directors and transact any other business properly brought before the board.

2.3 List of Shareholders. A complete list, arranged in alphabetical order, of the shareholders entitled to vote at the meeting, along with each shareholder's address, the type and number of shares held by each shareholder, and the number of votes to which each shareholder is entitled (if different from the number of shares), will be prepared by the officer or agent in charge of the stock transfer books at least eleven days before the date of each shareholders' meeting. The list will be kept on file at the registered office of the Corporation for a period of at least ten days before the date of the meeting and will be subject to inspection by any shareholder at any time during usual business hours.

          Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The Corporation is not required to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list will be produced and kept open at the place and for the duration of the meeting and will be subject to inspection by any shareholder present. If the meeting is held by remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original stock transfer books will be prima facie evidence of who is entitled to examine the list or transfer book or to vote at any such meeting of shareholders.

2.4 Special Meetings. Special meetings of the shareholders (unless otherwise prescribed by law, the certificate of formation, or these bylaws) may be called by president or the board of directors or will be called by the president or secretary at the written request of the holders of at least 10 percent of all the shares issued, outstanding, and entitled tovote. The request will state the purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent otherwise.

2.5 Notice. Written or printed notice stating the place, day, and time of any meeting of the shareholders, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purposes for which the meeting is called will be delivered not less than ten nor more than sixty days before the meeting. The notice will be delivered in person, by electronic transmission, or by mail at the direction of the president, the secretary, or any other person calling the meeting to each shareholder of record entitled to vote at the meeting. If mailed, the notice will be deemed delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If transmitted by facsimile or electronic message, the notice will be deemed delivered when the facsimile or electronic message is successfully transmitted.

2.6 Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the certificate of formation, or these bylaws. If, however, a quorum is not represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, will have the power to adjourn the meeting without notice (other than announcement at the meeting) until a quorum is represented. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At a rescheduled meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally notified.

2.7 Voting. When a quorum is present at any meeting of the Corporation's shareholders, the vote of the holders of a majority of the shares entitled to vote on any question brought before the meeting will be sufficient to decide that question, provided that if the question is one on which by express provision of law, the certificate of formation, or these bylaws a different vote is required, that express provision governs the decision of the question.

2.8 Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the certificate of formation, as amended. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by the shareholder and bearing a date not more than eleven months before the meeting, unless the proxy provides for a longer period. A telegram, telex, cablegram, or similar transmission by the shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder will be treated as an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Each proxy will be revocable unless expressly provided that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Each proxy will be filed with the secretary of the Corporation before or at the time of the meeting. Voting for directors will be in accordance with article 3 of these bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

2.9 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders. The record date must be not less than ten nor more than sixty days before the meeting. The board of directors may close the stock transfer books for this purpose for a period of not less than ten nor more than sixty days before the meeting. In the absence of any action by the board of directors, the date on which the notice of the meeting is mailed will be the record date.

2.10       Action without Meeting.

        (a) Any action required by law or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, or without a vote, if a consent in writing, setting forth the action taken, is signed by the holders of all shares necessary to take the action or if permitted by the certificate of formation by the holders of shares having not less than the minimum number of votes necessary to take the action at a meeting.

        (b) Every written consent of the shareholders must bear the date of signature. No written consent will be effective to take the action that is the subject of the consent unless, within sixty days after the date of the earliest dated consent delivered to the Corporation as provided below, a consent signed by the holders of shares having not less than the minimum number of votes necessary to take the action that is the subject of the consent is delivered to the Corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested, and, in the case of delivery to the Corporation's principal place of business, addressed to the president of the Corporation.

        (c) A telegram, telex, cablegram, or other electronic transmission by a shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder is regarded as signed by the shareholder for the purposes of this section of the bylaws. A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which it was transmitted. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission will not be considered delivered until the consent is reproduced in paper form and delivered to the Corporation at its registered office or its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the Corporation at its registered office or its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the board of directors of the Corporation. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted for the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the original writing.

        (d) Prompt notice of any action taken by shareholders without a meeting by less than unanimous written consent, if permitted, must be given to those shareholders who did not consent in writing to the action, but advance notice is not required.

2.11 Telephone or Remote Communication Meetings. Shareholders may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other. Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If voting takes place at such a meeting, the Corporation must (a) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a shareholder and (b) maintain a record of any vote or other action taken at the meeting.

                                    Article 3

                               Board of Directors

3.1 Management. The business and affairs of the Corporation will be managed by or under the direction of the board of directors, who may exercise all such powers of the Corporation and do all such lawful acts not directed or required by law, the certificate of formation, or these bylaws to be exercised by the shareholders.

3.2 Qualification; Election; Term. None of the directors need be a shareholder of the Corporation or a resident of the state of Texas. The directors will be elected by majority vote at the annual meeting of the shareholders, except as hereinafter provided. Each elected director will hold office until whichever of the following occurs first: (a) a successor is elected and qualified, (b) resignation, (c) removal from office by the shareholders, or
(d) death.

3.3 Number. The number of directors of the Corporation will be at least one and not more than nine. The number of directors will be fixed as the board of directors may designate, or, if no designation has been made, the number of directors will be the same as the number of members of the initial board of directors as set forth in the certificate of formation. No decrease in the number of directors will shorten the term of any incumbent director.

3.4 Removal. Any director may be removed with or without cause at any special meeting of shareholders by the affirmative vote of a majority of shares of the shareholders present in person or represented by proxy at the meeting and entitled to vote for the election of a director, provided that notice of intention to act on the matter has been given in the notice calling the meeting.

3.5 Vacancies. Any vacancy occurring in the board of directors by death, resignation, removal, or any other manner may be filled by an affirmative vote of a majority of the remaining directors even if that majority constitutes less than a quorum of the board of directors. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office only until the next election of one or more directors by the shareholders.

3.6 Place of Meetings. Regular or special meetings of the board of directors may be held at any place within or outside the state of Texas as fixed by the board of directors.

3.7 Annual Meeting. The first meeting of each newly elected board of directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless the directors then elected and serving change the time or place by unanimous consent.

3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at any time and place determined by resolution of the board of directors. Except as may be otherwise expressly provided by law, the certificate of formation, or these bylaws, neither the business to be transacted nor the purpose of any regular meeting need be specified in a notice or waiver of notice.

3.9 Special Meetings. Special meetings of the board of directors may be called by the president on oral or written notice to each director, given either personally, by telephone, by telegram, or by mail. Special meetings will be called by the president, the secretary, or any other person authorized in like manner and on like notice on the written request of at least two directors. Except as may be otherwise expressly provided by law, the certificate of formation, or these bylaws, neither the business to be transacted nor the purpose of any special meeting need be specified in a notice or waiver of notice.

3.10 Quorum and Action by Directors. At all meetings of the board of directors the presence of a majority of the directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business.

The affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by law, the certificate of formation, or these bylaws. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting without notice other than announcement at the meeting until a quorum is present.

3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other entity in which one or more of the Corporation's directors or officers is a managerial official or has a financial interest will be void or voidable (a) for this reason; (b) because the director or officer is present at or participates in the meeting of the board of directors or committee that authorizes the contract or transaction; or (c) because his vote authorizes the contract or transaction if (i) the material facts of his relationship or interest and of the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even though the disinterested directors or committee members are less than a quorum; (ii) the material facts of his relationship or interest and of the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

3.12 Committees. The board of directors may designate committees, each of which will be composed of one or more directors, and may designate one or more of its directors as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified committee members at any meeting of that committee. Any committee, to the extent provided by resolution of the board of directors, will have and may exercise all of the authority of the board of directors in the business and affairs of the Corporation except when the action of the board of directors is required or the authority of the committee is limited by statute. The number of members on each committee may be changed by resolution of the board of directors. Any member of any committee may be removed from that committee at any time by resolution of the board of directors. Vacancies in the membership of a committee (whether by death, resignation, removal, or any other manner) may be filled by resolution of the board of directors. The time, place, and notice of any meetings of any committee will be determined by that committee. At meetings of any committee, a majority of the members of that committee constitutes a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present will be the act of the committee, except as otherwise specifically provided by statute, the certificate of formation, or these bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting without notice (other than an announcement at the meeting) until a quorum is present. Each committee will keep regular minutes of its proceedings and report them to the board when required. The designation of any committee of the board of directors and the delegation thereto of authority will not operate to relieve the board of directors or any member thereof of any responsibility imposed on the board or the member by law.

3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all the members of the board of directors or the committee, as the case may be. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. A consent will have the same force and effect as a unanimous vote at a duly called and held meeting of the board of directors or the committee, as the case may be.

3.14 Compensation of Directors. Directors will receive the compensation for their services and reimbursement for their expenses established by the board of directors, by resolution, provided that nothing herein will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

3.15 Resignations. A director may resign at any time by giving written notice or by electronic transmission to the board of directors or the chair of the board. The resignation will take effect as of the date of receipt of notice or any later time specified therein, and, unless otherwise specified, the acceptance of the resignation will not be necessary to make it effective.

                                    Article 4

                                     Notice

4.1 Form of Notice. Whenever required by law, the certificate of formation, or these bylaws, notice is to be given to any director, committee member, or shareholder, and if no provision is made as to how notice is to be given, notice may be given in writing, by mail, postage prepaid, addressed to the director, committee member, or shareholder at the address that appears on the books of the Corporation or by any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time it is deposited in the United States mail. Notice to directors, committee members, or shareholders may also be given by a nationally recognized overnight delivery or courier service or by telegraph and will be deemed delivered when the notice is received by the proper recipient, or, if earlier, (a) in the case of an overnight delivery or courier service, one day after the notice is sent by the overnight delivery or courier service; and (b) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees have been paid. With consent of a shareholder, director, or committee member, notice from the Corporation may be given to that shareholder, director, or committee member by electronic transmission. The shareholder, director, or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director, or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful, provided, however, that the inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (a) transmitted to a facsimile number provided by the shareholder, director, or committee member for the purpose of receiving notice; (b) transmitted to an electronic mail address provided by the shareholder, director, or committee member for the purpose of receiving notice; (c) posted on an electronic network, and a message is sent to the shareholder, director, or committee member at the address provided by the shareholder, director, or committee member for the purpose of alerting the shareholder, director, or committee member of a posting; or (d) communicated to the shareholder, director, or committee member by any other form of electronic transmission consented to by the shareholder, director, or committee member.

4.2 Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation as required by law, the certificate of formation, or these bylaws, a written waiver signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time stated in the notice, will be equivalent to giving the notice. Attendance of a shareholder or director at a meeting will constitute a waiver of notice of that meeting, except when the shareholder or director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at a regular or special meeting of the shareholders, directors, or committee members nor the purpose of such a meeting is required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the certificate of formation.

                                    Article 5

                               Officers and Agents

5.1 In General. The board of directors will elect a president and a secretary according to the election provision of these bylaws. The board may also elect a chair of the board, a vice chair of the board, vice presidents, assistant vice presidents, a treasurer, assistant secretaries, and assistant treasurers. Any two or more offices may be held by the same person.

5.2 Election. The board of directors, at its first meeting after each annual meeting of shareholders, will elect a, president and a secretary and such other officers as the board of directors shall determine, neither of whom need be a member of the board of directors or a shareholder of the Corporation.

5.3 Other Officers and Agents. The board of directors may also elect and appoint any other officers and agents it deems necessary, who will be elected and appointed for the terms and will exercise the powers and perform the duties determined by the board. Any person may hold two or more offices at the same time.

5.4 Compensation. The compensation of all officers and agents of the Corporation will be fixed by the board of directors or any committee of the board, if so authorized by the board.

5.5 Term of Office and Removal. Each officer of the Corporation will hold office until death, resignation or removal from office, or the election and qualification of a successor, whichever occurs first. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire board of directors, but removal will not prejudice the contract rights, if any, of the person removed. If any office becomes vacant for any reason, the vacancy may be filled by the board of directors.

5.6 Employment and Other Contracts. The board of directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and the authority may be general or confined to specific instances. The board of directors may, when it believes the interest of the Corporation will best be served, authorize executive employment contracts that will have terms no longer than ten years and contain any other terms and conditions that the board of directors deems appropriate. Nothing herein will limit the authority of the board of directors to authorize employment contracts for shorter terms.

5.7 Chair of the Board of Directors. If the board of directors has elected a chair of the board, the chair will preside at all meetings of the shareholders and the board of directors. Except when the signature of the president is required by law, the chair will have the same power as the president to sign all certificates, contracts, and other instruments of the Corporation. During the absence or disability of the president, the chair will exercise the powers and perform the duties of the president.

5.8 President. The president will be the chief executive officer of the Corporation and, subject to the control of the board of directors, will supervise and control all of the business and affairs of the Corporation. The president will, in the absence of the chair of the board,] preside at all meetings of the shareholders and the board of directors. The president will have all powers and perform all duties incident to the office of president and will have all other powers and perform all other duties that the board of directors may prescribe.

5.9 Vice Presidents. Each vice president will have the usual and customary powers and perform the usual and customary duties incident to the office of vice president and will have other powers and perform other duties the board of directors or any committee of the board may prescribe or the president may delegate. In the absence or disability of the president and the chair of the board, a vice president designated by the board of directors or, in the absence of such designation, the vice presidents in the order of their seniority in office will exercise the powers and perform the duties of the president.

5.10 Secretary. The secretary will attend all meetings of the shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose. The secretary will perform like duties for the board of directors and committees of the board when required. The secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. The secretary will keep in safe custody the seal of the Corporation. The secretary will be under the supervision of the president. The secretary will have other powers and perform other duties the board of directors prescribes or the president delegates.

5.11 Assistant Secretaries. The assistant secretaries in the order of their seniority in office, unless otherwise determined by the board of directors, will, in the absence or disability of the secretary, exercise the powers and perform the duties of the secretary. They will have other powers and perform other duties the board of directors prescribes or the president delegates.

5.12 Treasurer. The treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of the receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the board of directors. The treasurer will render to the directors, whenever they may require it, an account of the operating results and financial condition of the Corporation and will have other powers and perform other duties the board of directors prescribes or the president delegates.

5.13 Assistant Treasurers. The assistant treasurers in the order of their seniority in office, unless otherwise determined by the board of directors, will, in the absence or disability of the treasurer, exercise the powers and perform the duties of the treasurer. They will have other powers and perform other duties the board of directors prescribes or the president delegates.

5.14 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers. The bond may be in the form and amount and with the surety the board of directors deems appropriate.

                                    Article 6

                        Certificates Representing Shares

6.1 Form of Certificates. Certificates, representing shares to which shareholders are entitled in the form determined by the board of directors, will be delivered to each shareholder. Certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on its face (a) that the Corporation is organized under the laws of Texas; (b) the holder's name, the number, and class of shares and any designation of the series; and (c) the par value of the shares or a statement that the shares are without par value. They will be signed by the president (or a vice president) and the secretary (or an assistant secretary) and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar, any of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. If any officer who has signed or whose facsimile signature has been used on a certificate ceases for any reason to be an officer of the Corporation before the certificate has been delivered by the Corporation or its agents, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person had not ceased to be an officer of the Corporation.

6.2 Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate issued by the Corporation alleged to have been lost or destroyed, on the making of an affidavit of fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance, may require the owner of the lost or destroyed certificate or the owner's legal representative to advertise the same in any manner as the Corporation may require and/or to give the Corporation a bond, in the form and amount and with surety as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When (a) a certificate has been lost, destroyed, or wrongfully taken; (b) the holder of record fails to notify the Corporation within a reasonable time after the holder has notice that the certificate has been lost, destroyed, or wrongfully taken; and (c) the Corporation registers a transfer of the shares represented by the certificate before receiving notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

6.3 Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder of the share in person or by the holder's duly authorized attorney in fact. On surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or the transfer agent of the Corporation will issue a new certificate to the person entitled to it, cancel the old certificate, and record the transaction in its books.

6.4 Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share of stock as the holder in fact and, accordingly, will not be bound to recognize any equitable or other claim to or interest in the share on the part of any other person, whether or not the Corporation has express or other notice, except as otherwise provided by law.

                                    Article 7

                               General Provisions

7.1 Dividends. Dividends on the outstanding shares of the Corporation, subject to the provisions of the certificate of formation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Organizations Code and the certificate of formation. The board of directors may fix in advance a record date, which is not to be more than sixty days before the payment date of the dividend, for the purpose of determining shareholders entitled to receive payment of any dividend, or the board of directors may close the stock transfer books for that purpose for a period of not more than sixty days before the payment date of the dividend. In the absence of any action by the board of directors, the date on which the board of directors adopts the resolution declaring dividends will be the record date.

7.2 Reserves. There may be created by resolution of the board of directors out of the surplus of the Corporation any reserves the directors in their discretion deem proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for any other purpose the directors deem beneficial to the Corporation. The directors may modify or abolish any reserve in the manner in which it was created. Surplus of the

Corporation to the extent reserved will not be available for the payment of dividends or other distributions by the Corporation.

7.3 Telephone and Similar Meetings. Shareholders, directors, and committee members may participate in and hold meetings by means of conference telephone or other similar means of remote communication equipment such that all participants in the meeting can communicate with each other. Participation in such a meeting will constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

7.4 Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and board of directors and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.5 Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the board of directors.

7.6 Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile of it to be impressed, affixed, or reproduced, or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

7.7 Indemnification. The Corporation will indemnify its directors and officers to the fullest extent permitted by the Texas Business Organizations Code and may, if and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever.

7.8 Insurance. The Corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.

7.9 Resignation. Any director, officer, or agent may resign by giving written notice to the president or the secretary of the Corporation. The resignation will take effect at the time specified in the resignation or immediately if no time is specified. Unless otherwise specified, acceptance of the resignation will not be necessary to make it effective.

7.10 Amendment of Bylaws. These bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such a meeting, or by the corporation's shareholders if that power is exclusively reserved to them. The board of directors may not amend, appeal, or readopt a bylaw if the shareholders expressly provide that the board of directors may not do so.

7.11 Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, as far as possible and reasonable, will be valid and operative.

7.12 Relation to Certificate of Formation. These bylaws are subject to and governed by the certificate of formation.

7.13 Section Headings. The headings contained in these bylaws are for reference purposes only and will not affect in any way the meaning or interpretation of these bylaws.

7.14 Gender and Number of Words. When the context requires, the gender of all words used in these bylaws includes the masculine, feminine, and neuter, and the number of all words includes the singular and the plural.